Exhibit 99.1

                       Raser Technologies, Inc. Announces
                  $20 Million Convertible Preferred Financing


PROVO, Utah--(BUSINESS WIRE)--April 4, 2005--Raser Technologies, Inc. (OTCBB:RSTG - News; "Raser" or the "Company"), a technology licensing company that develops and licenses advanced electric motor, controller and related technologies, has announced today that it has entered into definitive agreements with a limited number of institutional buyers for a private placement of $20 million convertible preferred stock. This transaction is expected to close on April 6, 2005, subject to customary closing conditions.

Under the terms of these agreements, the initial conversion price will be $24.00 per common share, which was calculated as a 9% discount to the average closing price for the 10-trading day period ending on March 31, 2005. The preferred shares will automatically convert into Raser common stock on the date 60 days after the date that a registration statement registering the shares of Common Stock issuable upon conversion of the preferred shares is declared effective by the U.S. Securities and Exchange Commission. The preferred shares may also be converted at the option of the holder into shares of Raser common stock at any time prior to the automatic conversion. The preferred shares are not entitled to dividends. The investors will receive 20% common stock warrant coverage at the conversion price for up to 90 days following the date that the registration statement is declared effective by the SEC.

Under the terms of the purchase agreement, the conversion price may be adjusted on the date 60 days after the date that the registration statement is declared effective by the Securities and Exchange Commission. Kraig Higginson, Chairman of the Board and major shareholder, has agreed to contribute to Raser up to two million shares of his personal stock holdings of Raser common stock to offset additional issuances, if any, by Raser of Raser common stock in connection with a conversion price adjustment, if any. Mr. Higginson will not receive any remuneration from the Company for the pledge of his personal shares.

This announcement is neither an offer to sell nor a solicitation to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933, as amended (the "Securities Act").

The shares of Series C Convertible Preferred Stock (the "Preferred Shares"), the shares of Common Stock issuable upon conversion of the Preferred Shares (the "Common Shares"), the warrants, and the shares issuable upon exercise of the warrants (the "Warrant Shares"), have not been registered under the Securities Act, or any state securities laws, and unless so registered, the Preferred Shares, the Common Shares, the warrants, the Warrant Shares may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

About Raser Technologies

Formed in 2003, Raser Technologies believes that its pending patents and proprietary intellectual property cover breakthrough technologies. Raser's Symetron(TM) technologies more efficiently harness's electrical energy in electric motors, controllers, alternator and generator technologies. Application of Symetron(TM) generally requires minor changes to existing products, but yields significant increases in power, performance and efficiency without the use of exotic materials. Further information on Raser Technologies, Inc. may be found at: www.rasertech.com.

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Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding the following: the Company's belief about the closing date of the financing; the designs of the electric motors and controllers; the Company's beliefs about the electric motor and controller technology, and related performance capabilities; the Company's beliefs with respect to the benefits of its technologies, and the prospects for commercial application of the technology. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, without limitation, our limited testing and application of our technologies, our inability to successfully license our technology, our inability to raise capital on terms acceptable to us, our inability to achieve commercial acceptance of our technology, our inability to compete effectively in the marketplace, our inability to improve or implement effective systems, procedures and controls, the strength of our patents and other intellectual property and those of our competitors, our inability to protect our intellectual property, our inability to attract, train and retain key personnel, and such other risks as identified in our annual report on Form 10-KSB for the period ended December 31, 2004, as filed with the Securities and Exchange Commission, and all subsequent filings, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.


---------------------------
Contact:

Raser Technologies, Inc.
William Dwyer, 801-765-1200 (Investors)
investorrelations@rasertech.com
or
ISD, Inc.
Jody Janson, 585-232-5440
jody@istockdaily.com
www.istockdaily.com